Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 16, 2011, relating to the financial statements of EuroSite Power Inc. for the period from inception (July 9, 2010) to December 31, 2010 appearing on Form 10, as amended, filed with the Securities and Exchange Commission on August 16, 2011.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Boston, Massachusetts
January 13, 2012